Exhibit 16.1

Silberstein Ungar, PLLC CPAs and Business Advisors

Phone (248) 203-0080

Fax (248) 281-0940

30600 Telegraph Road, Suite 2175

Bingham Farms, MI 48025-4586

www.sucpas.com

November 5, 2013

Securities and Exchange Commission

Office of the Chief Accountant

100 F Street, N.E.

Washington, DC 205497561

We have read the statements included in Item 4.01 of Form 8K dated November 5, 2013, of Energy Edge Technologies Corporation (the “Registrant”), filed with the Securities and Exchange Commission and are in agreement with the statements concerning our firm.

We have no basis to agree or disagree with the other statements included in such Form 8K.

Sincerely,

/s/ Silberstein Ungar, PLLC

Silberstein Ungar, PLLC